Exhibit 10(f)26
                        FOURTH AMENDMENT TO THE DEFERRED
                       COMPENSATION PLAN FOR DIRECTORS OF
                       SAVANNAH ELECTRIC AND POWER COMPANY


         WHEREAS, the Board of Directors of Savannah Electric and Power Company (the "Company") heretofore adopted the Deferred Compensation Plan for Directors of Savannah Electric and Power Company (the "Plan"), in order to provide Directors of the Company with long-term compensation incentives; and

         WHEREAS, the Plan has been amended from time to time to change the terms of these long-term compensation incentives; and

         WHEREAS, the Company desires to amend the Plan at this time to gradually freeze future deferral opportunities such that all additional deferrals will cease after 1999; and

         WHEREAS, the Company has reserved the right to amend the Plan at any time pursuant to Article IX of the Plan.

         NOW THEREFORE, effective January 1, 1997, the Company hereby amends the Plan as follows:

                                       1.

         Section 2(a) of Article III of the Plan shall be amended by deleting said Section in its entirety and substituting therefor the following new language:

         (a) An eligible Director may participate in the Plan by irrevocably electing, in the manner specified herein, to defer all or any part of future Director's Fees for a one (1) to three (3) year deferral opportunity in 1997, a one (1) to two (2) year deferral opportunity in 1998 and a final one (1) year deferral opportunity in 1999 (or such fewer years remaining until the Director's Normal Retirement Date). The Deferred Compensation Agreement shall stipulate, with respect to each such Plan Year, the percentage of Director's Fees to be deferred or the fixed dollar to be deferred; provided, however, the annual deferral amount shall not be less than $1,000. Notwithstanding the foregoing, no deferral election shall be effective with respect to any increase in Director's Fees, whether denominated as retainer fees or meeting fees, which increase occurs mid-term during a Plan Year. However, such increase shall be subject to the deferral election procedures set forth in paragraph (b) below, beginning on the first day of the first Plan Year following such increase.

                                       2.

         All parts of the Plan not inconsistent herewith are hereby ratified and affirmed.


         IN WITNESS WHEREOF, the Board of Directors of Savannah Electric and Power Company hereby approves this Fourth Amendment to the Deferred Compensation Plan for Directors of Savannah Electric and Power Company, as executed by the undersigned authorized officer, and further authorizes such other actions necessary to implement this Fourth Amendment this day of , 1996, to be effective as provided herein.


                                    SAVANNAH ELECTRIC AND POWER COMPANY



                                    By:
                                         Arthur M. Gignilliat, Jr.
                                         President and Chief Executive Officer




ATTEST:



Lavonne K. Calandra
Corporate Secretary

(CORPORATE SEAL)